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                                                                 Exhibit (1)(r)


WHEREAS, The Board of Directors of the Company, pursuant to the Provisions of
Section 38.2-3113 of the Code of Virginia, adopted a resolution establishing Life of Virginia Separate Account 4 ("Separate Account 4") on August 19, 1987; and

WHEREAS, The Board of Directors of the Company adopted resolutions changing the name of the company to GE Life and Annuity Assurance Company and the name of the separate account to GE Life & Annuity Separate Account 4 on January 1, 1999; and

WHEREAS, The Company wishes to establish 18 additional subaccounts/investment subdivisions of Separate Account 4 which will invest in shares of Dreyfus Investment Portfolios-Emerging Markets Portfolio of The Dreyfus Corporation; Federated High Income Bond Fund II and Federated International Small Company Fund II of the Federated Insurance Series; Mid-Cap Value Equity, Small-Cap Value Equity Fund, and Value Equity Fund of GE Investments Funds, Inc; MFS Growth Series, MFS Growth With Income Series, MFS New Discovery Series and MFS Utilities Series of the Massachusetts Financial Services Company Variable Insurance Trust;

NOW, THEREFORE, BE IT RESOLVED, That the Executive Committee of the Board of Directors of the Company does hereby establish and create 20 additional subaccounts/investment subdivision of the aforementioned separate account. The new subdivisions/investment subdivisions shall invest in shares of a single mutual fund portfolio as set forth below:


INVESTMENT SUBDIVISIONS:                          TO BE INVESTED IN:
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


                                                  Dreyfus
DRF Emerging Markets -F                           Dreyfus Investment Portfolios - Emerging Markets
DRF Emerging Markets -G                           Dreyfus Investment Portfolios - Emerging Markets

                                                  Federated Insurance Series
FED High Income Bond -F                           Federated High Income Bond Fund II
FED High Income Bond -G                           Federated High Income Bond Fund II
FED International Small Company-F                 Federated International Small Company Fund II
FED International Small Company-G                 Federated International Small Company Fund II

                                                  GE Investments Funds, Inc.
GEI Small-Cap Value Equity -F                     Small-Cap Value Equity Fund
GEI Small-Cap Value Equity -G                     Small-Cap Value Equity Fund
GEI Value Equity -F                               Value Equity Fund
GEI Value Equity -G                               Value Equity Fund

                                                  MFS Variable Insurance Trust
MFS Growth -F                                     MFS Growth Series
MFS Growth -G                                     MFS Growth Series
MFS Growth With Income-F                          MFS Growth With Income Series
MFS Growth With Income-G                          MFS Growth With Income Series
MFS New Discovery-F                               MFS New Discovery Series
MFS New Discovery-G                               MFS New Discovery Series
MFS Utilities Series-F                            MFS Utilities Series
MFS Utilities Series-G                            MFS Utilities Series

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
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FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Board of Directors hereby ratifies of any such officer in executing any such agreement prior to the date of these resolutions; and

FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That this resolution shall take effect as of May 12, 2000.